Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE AND FINANCIAL OFFICERS PURSUANT TO SECTION 906

The following certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Bank of Commerce Holdings, a California corporation, for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, each of the undersigned officers of Bank of Commerce Holdings certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

(1) the accompanying report on Form 10-K of the Company for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended,; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bank of Commerce Holdings for the periods presented therein.

Dated: March 8, 2016	/s/ Randall S. Eslick Chief Executive Officer

Dated: March 8, 2016	/s/ James A. Sundquist Chief Financial Officer

A signed original of the above certification has been provided to Bank of Commerce Holdings and will be retained by Bank of Commerce Holdings and furnished to the Securities and Exchange Commission or its staff upon request.